EXHIBIT 32.1

 CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying quarterly report on Form 10-Q of Yubo International Biotech Limited for the quarter ended March 31, 2024, the undersigned hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

(1)	such quarterly report on Form 10-Q for the quarter ended March 31, 2024 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)

the information contained in such quarterly report on Form 10-Q for the quarter ended March 31, 2024 fairly presents, in all material respects, the financial condition and results of operations of Yubo International Biotech Limited.

Date: May 20, 2024	/s/ Yang Wang
Name: Yang Wang
Title: Chief Executive Officer